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                        CCB FINANCIAL CORPORATION
        (Name of Registrant as Specified In Its Charter)

          ____________________________________________
            (Name of Person(s) filing Proxy Statement
                    if other than Registrant)

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                [ letterhead of CCB Financial Corporation ]

June 22, 2000


To the Stockholders of CCB Financial Corporation:

On June 29, the shareholder votes on the proposed merger between CCB Financial Corporation and National Commerce Bancorporation
(NCBC) will be tallied. We believe that this merger provides a singular opportunity to combine two of the best performing banks in America, and is in the best interest of our shareholders, customers, associates and communities.

Our transaction with NCBC is a merger of equals in its truest sense. The board of directors of the combined company will consist of 10 directors of CCB and 10 directors of NCBC. CCB's senior management team will assume key positions on the new management team, including the chief executive officer, chief administrative officer, and chief financial officer roles. While the corporate headquarters will be in Memphis, requiring relocation of three CCB executives, the combined company's operations headquarters will be in Durham, creating additional jobs. Finally, despite representing only 41% of the combined market values of CCB and NCBC prior to the merger announcement, CCB shareholders will own 47% of the combined company, a significant premium in a merger of equals transaction.

Our agreement with NCBC brings the best of the best together. The banks operate in contiguous geographic territories with almost 90% of deposits concentrated in MSAs with excellent demographics, including a combined #1 market share in the Research Triangle area of North Carolina. NCBC's strong growth record is a result of its focus on retail business and successful de novo expansion using the "Hub and Spoke" strategy. NCBC has also generated above average growth from its niche non-banking businesses.
These strengths, combined with CCB's commercial business capabilities and broader platforms for trust, brokerage and cash management services, create the potential for superior growth in the future. New growth potential, coupled with the larger capital base and expanded management depth created by the merger, should permit us to further leverage investments and take advantage of future expansion opportunities.

We are not entering into this relationship to become larger or because either bank is experiencing difficulty. Our goal is to become a better, stronger and more competitive bank that continues to enhance our shareholder value and to provide quality services to our customers.

Customers will continue to do business with the same bank, using the same name, except for some NCBC customers in North Carolina who will become CCB customers. Equally important, our customers will continue to do business with the same branch personnel who have provided outstanding service to them in the past.


Stockholders of CCB Financial Corporation
June 22, 2000
Page 2



The major consideration in any merger transaction is the strength of the resulting company's stock. This has been the focus for CCB's management and board of directors in considering strategic alternatives. It is the focus now. In the exchange of CCB shares for NCBC shares, CCB shareholders will receive stock in a company with a five-year compound annual growth rate of earnings through 1999 of 19.1% and compound annual shareholder return over the last 10 years of 22.7%. This shareholder return compares to the S&P 500 at 15.2% and CCB at 12.1%.

This past week, we passed two milestones on the road.  The
Federal Reserve approved our merger, and Institutional
Shareholder Services (ISS) recommended its approval. ISS is the nation's leading independent institutional stockholder advisory firm.

We have great confidence in the abilities of our combined organizations, our management teams and the synergies the two organizations will bring to bear. We hope that you share this belief and look forward to a bright future.

Sincerely,

/s/  ERNEST C. ROESSLER

Ernest C. Roessler